UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 19, 2009

Churchill Downs Incorporated
(Exact Name of Registrant as Specified in its Charter)

Kentucky	0-1469	61-0156015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Central Avenue, Louisville, Kentucky 40208 (Address of Principal Executive Offices) (Zip Code)

(502) 636-4400
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Certain Officers

On January 19, 2009, Churchill Downs Incorporated (the “Company”) announced that Steven P. Sexton, age 49, has been appointed to the position of President and Chief Executive Officer of a new wholly-owned subsidiary of the Company, effective January 19, 2009.  Mr. Sexton has served as Executive Vice President of the Company since January 2007 and will continue to serve in that position.  Mr. Sexton has served as President of Churchill Downs Racetrack since March 2003.  From March 2003 to September 2006, he served as the President of Ellis Park Race Course, Inc.  Mr. Sexton first came to the Company in September 2001, serving first as the Executive Vice President and then as the President of Arlington International Racecourse, Inc., which later became Arlington Park Racecourse, LLC.

On January 19, 2009, the Company also announced the appointment of William C. Carstanjen, age 40, to the position of Chief Operating Officer of the Company, effective January 19, 2009.  Mr. Carstanjen has served as Executive Vice President and Chief Development Officer of the Company since June 2005 and served as General Counsel of the Company from June 2005 to December 2006.  Prior to joining the Company, Mr. Carstanjen was employed at General Electric Company.  From 2004 through June 2005, he served as the Managing Director and General Counsel of GE Commercial Finance, Energy Financial Services.  From 2002 to 2004, he served as General Counsel of GE Specialty Materials, and from 2000 to 2002, he served as Transactions and Finance Counsel of GE Worldwide Headquarters.

(e)	Compensatory Arrangements of Certain Officers

In connection with Mr. Sexton’s appointment, he has entered into an amendment (the “Amendment”) to his offer letter with the Company, dated as of December 10, 2002 (the “Offer Letter”).  The Amendment was approved by the Compensation Committee of the Board of Directors of the Company.  Pursuant to the Amendment, effective as of January 19, 2009, Mr. Sexton will receive a base salary of $326,000 a year.  Additionally, if prior to August 1, 2011, Mr. Sexton’s employment is terminated by the Company without “just cause”, as defined in the Offer Letter, then Mr. Sexton is generally entitled to a lump sum payment equal to two times his annual base salary.  If he is  terminated by the Company without “just cause” from and after August 1, 2011, Mr. Sexton is generally entitled to a lump sum payment equal to one year’s annual base salary and other severance benefits pursuant to the Company’s Executive Severance Policy.

In connection with Mr. Carstanjen’s appointment, the Subcommittee of the Compensation Committee and the Compensation Committee of the Company’s Board of Directors approved certain amendments to Mr. Carstanjen’s compensatory arrangements.  Effective as of January 19, 2009, Mr. Carstanjen will receive a base salary of $400,000 a year, and his “target” award for the 2009 performance period under the Company’s Incentive Compensation Plan is 65% of his annual base salary, subject to the terms and conditions of such plan.

Item 7.01.     Regulation FD Disclosure.

The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit relating hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended.

On January 19, 2009, the Company issued a press release announcing, among other things, Mr. Sexton’s appointment as President and Chief Executive Officer of a new wholly-owned subsidiary of the Company and the appointment of Mr. Carstanjen to Chief Operating Officer of the Company.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release issued by Churchill Downs Incorporated, dated as of January 19, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED
Date: January 20, 2009	By:	/s/ Rebecca C. Reed
		Name:	Rebecca C. Reed
		Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Churchill Downs Incorporated, dated as of January 19, 2009.